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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
United National Bancorp:

We consent to the incorporation by reference in Amendment No. 1 to the registration statement (No. 333-109575) on Form S-4 of The PNC Financial Services Group, Inc. of our report dated January 21, 2003 relating to the consolidated balance sheets of United National Bancorp and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

Our report refers to United National Bancorp's adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as amended by Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" in 2002.


                                    /s/  KPMG LLP

                                    KPMG LLP




Short Hills, New Jersey
October 28, 2003